Exhibit 99.2

Unifi, Inc.

For the Third Quarter Ended March 25, 2012

Conference Call

Cautionary Statement

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the "Company") that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. The forward-looking statements made in this presentation include, without limitation, statements and projections concerning the Company's new senior secured credit facility, Term B loan and anticipated redemption of its senior secured notes due 2014. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, the possibility that the Company is unable to meet the closing conditions under the senior secured credit facility and the Term B loan described in this presentation, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

USA Synthetic Apparel Supply Share


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
CY 2000: 34%, 10%, 56%
CY 2001: 36%, 10%, 54%
CY 2002: 39%, 13%, 48%
CY 2003: 41%, 16%, 43%
CY 2004: 43%, 19%, 38%
CY 2005: 35%, 31%, 34%
CY 2006: 37%, 34%, 30%
CY 2007: 35%, 41%, 24%
CY 2008: 36%, 41%, 22%
CY 2009: 32%, 49%, 18%
CY 2010: 32%, 50%, 18%
CY 2011: 34%, 48%, 18%
CY 2012 E: 35%, 48%, 18%
ROW
Greater China
Regional (US, Central America, NAFTA, ATPA)

Regional MMF Apparel Volume Change				
	CY 2009	CY 2010	CY 2011	CY 2012 E
Million Sq. Mt.	1,580	1,830	1,959	2,077
Growth		16%	7%	6%

ROW: Rest of the World
Source: OTEXA, O'Rourke Group Partners, and Unifi Internal Estimates

Volume and Pricing Highlights

(Unaudited)

	Quarter over Quarter For the Quarters Ended March 25, 2012 vs. March 27, 2011		Year over Year For the Nine Months Ended March 25, 2012 vs. March 27, 2011	
	Volume	Price	Volume	Price
Polyester	(2.4%)	8.2%	(3.6%)	11.8%
Nylon	(10.8%)	8.7%	(12.6%)	10.9%
International	(2.8%)	(9.0%)	(15.7%)	0.6%
Consolidated	(3.4%)	3.2%	(7.9%)	8.0%

	Quarter over Trailing Quarter For the Quarters Ended March 25, 2012 vs. December 25, 2011	
	Volume	Price
Polyester	8.8%	(1.5%)
Nylon	8.5%	(7.6%)
International	13.2%	0.7%
Consolidated	9.8%	(2.7%)

Segment Gross Profit Highlights

(Amounts in Thousands) (Unaudited)

	Quarter over Quarter For the Quarters Ended March 25, 2012 vs. March 27, 2011		Year over Year For the Nine Months Ended March 25, 2012 vs. March 27, 2011	
Polyester	$ 5,859	$ 3,738	$ 11,810	$ 19,222
Nylon	3,401	3,644	12,279	14,559
International	4,330	8,219	12,213	22,856
Consolidated	$ 13,590	$ 15,601	$ 36,302	$ 56,637

	Quarter over Trailing Quarter For the Quarters Ended March 25, 2012 vs. December 25, 2011	
Polyester	$ 5,859	$ 2,261
Nylon	3,401	4,527
International	4,330	4,094
Consolidated	$ 13,590	$ 10,882

UNIFI®

Income Statement Highlights

(Amounts in Thousands, Except Percentages) (Unaudited)

	For the Three Months Ended					
	March 25, 2012			March 27, 2011		
Net sales	$	179,037	100.0%	$	179,390	100.0%
Gross profit		13,590	7.6%		15,601	8.7%
Selling, general and administrative expense		11,148	6.2%		10,798	6.0%
Operating income		1,917	1.1%		4,595	2.6%
Interest expense		4,189			5,016	
Equity in earnings of unconsolidated affiliates		(9,863)			2,103	
Net income (loss) attributable to Unifi, Inc.		7,535	4.2%		(4,045)	(2.3%)
Adjusted EBITDA		10,256	5.7%		12,272	6.8%

UNIFI®

Income Statement Highlights

(Amounts in Thousands, Except Percentages) (Unaudited)

	For the Nine Months Ended					
	March 25, 2012			March 27, 2011		
Net sales	$	517,160	100.0%	$	516,621	100.0%
Gross profit		36,302	7.0%		56,637	11.0%
Selling, general and administrative expense		32,505	6.3%		33,469	6.5%
Operating income		2,261	0.4%		21,110	4.1%
Interest expense		12,791			15,347	
Equity in earnings of unconsolidated affiliates		(14,166)			(11,887)	
Net income attributable to Unifi, Inc.		213	-		11,575	2.2%
Adjusted EBITDA		25,730	5.0%		46,402	9.0%

Working Capital Highlights

(Amounts in Thousands, Except Percentages) (Unaudited)

	March 25, 2012	December 25, 2011	June 26, 2011
Receivables, net	$ 100,713	$ 83,803	$ 99,815
Inventory	112,417	114,180	134,883
Accounts Payable	(42,589)	(28,950)	(42,842)
Accrued Expenses	(10,218)	(8,809)	(15,595)
Adjusted Working Capital	$ 160,323	$ 160,224	$ 176,261
Quarterly Sales	$ 179,037	$ 167,110	$ 196,191
- Percent of Sales *	22%	24%	22%
Adjusted Working Capital	$ 160,323	$ 160,224	$ 176,261
Cash	35,820	24,677	27,490
Other current assets	10,559	11,105	11,881
Accrued interest	(5,233)	(1,693)	(1,900)
Other current liabilities	(1,291)	(1,311)	(763)
Working capital	$ 200,178	$ 193,002	$ 212,969

* Adjusted Working Capital divided by annualized Quarterly Sales

UNIFI®

Balance Sheet Highlights

(Amounts in Thousands, Except Percentages) (Unaudited)

	March 25, 2012	December 25, 2011	June 26, 2011
Cash	$ 35,820	$ 24,677	$ 27,490
Revolver Availability, Net	52,955	44,318	51,734
Total Liquidity	$ 88,775	$ 68,995	$ 79,224
2014 Notes	$ 123,722	$ 123,722	$ 133,722
Revolver	35,000	35,000	34,600
Other	37	356	342
Total Debt	$ 158,759	$ 159,078	$ 168,664
Cash	35,820	24,677	27,490
Net Debt	$ 122,939	$ 134,401	$ 141,174

Expected Funds Flow for Refinancing

($ in millions)

	Closing	Funds Flow	Fees	Pro forma	Interest Rate
2014 Notes	$ 124	$ (124)	$ -	$ -	Fixed @ 11.5%
Existing Revolver	35	(35)	-	-	Hedged @ 3.46%
ABL Revolver	-	60	-	60	L+200 *
ABL Term	-	50	-	50	L+250 *
Term B	-	30	-	30	L125+750 *
Total Debt	159	(19)	-	140	
Cash	36	(19)	(3)	14	
Net Debt	**$ 123**	**$ 0**	**$ 3**	**$ 126**	

Expected funds flow for indebtedness outstanding on May 24, 2012 giving effect to the previously disclosed redemption of the 2014 Notes, repayment of the existing secured credit facility and the funding of the new ABL Term Loan, Term B Loan and initial draw under the ABL Revolver.

*ABL facility requires a hedge on a minimum of $50 million in variable interest rate indebtedness, so long as at least $75 million of variable interest rate indebtedness remains outstanding. L: LIBOR

UNIFI®

Equity Affiliates Highlights

(Amounts in Thousands) (Unaudited)

	For the Quarters Ended		For the Nine Months Ended	
	March 25, 2012	March 27, 2011	March 25, 2012	March 27, 2011
Earnings (Losses)				
Parkdale America (34%)	$ 9,720	$ (2,450)	$ 14,213	$ 10,607
Other	143	347	(47)	1,280
Total	$ 9,863	$ (2,103)	$ 14,166	$ 11,887
Distributions				
Parkdale America (34%)	$ 1,645	$ 387	$ 3,650	$ 2,919
Other	500	1,400	500	1,400
Total	$ 2,145	$ 1,787	$ 4,150	$ 4,319

Adjusted EBITDA Reconciliation to Net Income (Loss)

(Amounts in Thousands) (Unaudited)

	For the Quarters Ended		For the Nine Months Ended	
	March 25, 2012	March 27, 2011	March 25, 2012	March 27, 2011
Net income (loss) attributable to Unifi, Inc.	$ 7,535	$ (4,045)	$ 213	$ 11,575
Provision (benefit) for income taxes	861	(166)	2,940	4,205
Interest expense, net	3,618	4,432	11,078	13,352
Depreciation and amortization expense	6,677	6,599	19,692	19,564
EBITDA	$ 18,691	$ 6,820	$ 33,923	$ 48,696
Restructuring charges	-	9	-	1,555
Startup costs	315	502	602	2,540
Non-cash compensation expense, net	609	392	2,004	1,095
Loss on extinguishment of debt	-	2,193	462	3,337
Loss on previously held equity interest	-	-	3,656	-
Other	504	253	(751)	1,066
Adjusted EBITDA including equity affiliates	$ 20,119	$ 10,169	$ 39,896	$ 58,289
Equity in (earnings) losses of unconsolidated affiliates	(9,863)	2,103	(14,166)	(11,887)
Adjusted EBITDA	$ 10,256	$ 12,272	$ 25,730	$ 46,402

Non-GAAP Financial Measures

Non-GAAP Financial Measures

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization). Adjusted EBITDA including equity affiliates represents EBITDA adjusted to exclude restructuring charges, startup costs, non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest, and other adjustments. Other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, employee severance, and other non-operating income or expense. Adjusted EBITDA represents Adjusted EBITDA including equity affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of "high-yield" issuers to meet debt service obligations.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing these performance measures. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

UNIFI®

Non-GAAP Financial Measures - continued

Each of our Adjusted EBITDA and Adjusted EBITDA including equity affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

- it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
- it does not reflect changes in, or cash requirements for, our working capital needs;
- it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
- although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA including equity affiliates) measure does not reflect any cash requirements for such replacements;
- it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
- it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;
- it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
- other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA including equity affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.